Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of Eagle Montana Bancorp, Inc., of our report dated November 1, 2018, relating to the consolidated financial statements of Big Muddy Bancorp, Inc. as of December 31, 2017, and for the year then ended, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Spokane, Washington

November 1, 2018